EXHIBIT 24.2


                               SUBSTITUTION
                                    OF
                                 ATTORNEY


          WHEREAS, the following directors of WPS Resources Corporation appointed the undersigned, R. H. Knuth, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead to sign any and all amendments to Registration Statement on Form S-3, File No. 33-61991, and to file the same with the Securities and Exchange Commission, all as provided in the power of attorney (hereinafter referred to as the "Power of Attorney") set forth on the signature pages of such Registration Statement: A. Dean Arganbright,
Michael S. Ariens, Richard A. Bemis, Sister Lois Bush, Daniel A. Bollom, Robert C. Gallagher, Kathryn Hasselblad-Pascale and James L. Kemerling; and

          WHEREAS, the undersigned R. H. Knuth desires to exercise the power of substitution granted to him in the Power of Attorney;

          KNOW ALL PERSONS BY THESE PRESENTS, that I, R. H. Knuth, hereby constitute and appoint Daniel P. Bittner, Ralph G. Baeten and
Francis J. Kicsar, and each of them individually, as substitute attorney-in-fact and agent, with full power of substitution and resubstitution, to act as attorney-in-fact and agent for the above-named directors pursuant to the Power of Attorney.

          WITNESS my hand this 24th day of June, 1998.



                                   /s/ R. H. Knuth
                                   ---------------------------------------
                                   R. H. Knuth